UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2014 (July 15, 2014)

American Realty Capital Healthcare Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Laguna Professional Center and UC Davis Medical Building, Elk Grove, CA

On July 15, 2014, following the completion of its due diligence review of Laguna Professional Center (“Laguna”) and UC Davis Medical Building (“UC Davis” and collectively with Laguna, the “Laguna Medical Portfolio”), each located in Elk Grove, California, American Realty Capital Healthcare Trust II, Inc. (the “Company”) finalized the prerequisite conditions to acquire the Laguna Medical Portfolio and assumed the obligations of an affiliate of its sponsor under the purchase and sale agreement, dated June 5, 2014, with Jackson-Laguna, a California general partnership, Jackson II, LLC and Jackson-Big Horn, LLC, as sellers, related to the Laguna Medical Portfolio. Pursuant to the terms of the purchase and sale agreement, the Company’s obligation to close upon the acquisition was subject to the satisfactory completion of a due diligence review of the Laguna Medical Portfolio, among other customary conditions. The purchase and sale agreement contains customary representations and warranties by the sellers.

The description of the Laguna Medical Portfolio set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Laguna Professional Center, Elk Grove, CA

On July 15, 2014, the Company, through a wholly-owned subsidiary of its operating partnership (the “OP”), consummated its acquisition of a fee simple interest in Laguna for a contract purchase price of $17.5 million, exclusive of closing costs. The seller of Laguna has no material relationship with the Company and the acquisition was not an affiliated transaction. The Company funded the acquisition of Laguna with proceeds from its ongoing initial public offering of common stock.

Laguna contains 41,932 rentable square feet and was 96.3% leased to seven tenants as of the date of acquisition. The following table provides information relating to lease commencement and termination dates, rentable square feet, annualized cash rental income, rental escalations, and renewal options for the tenants that represent over 10% of the total annualized cash rental income of Laguna:

Tenant	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Annualized Cash Rental Income	Rental Escalations	Renewal Options
The Regents of the University of California	May 2013	April 2023	9,514	$0.3 million	2.5% annually	1-5 year option, 1-3 year option and 1-2 year option
Dignity Health Medical Foundation	September 2006	August 2016	21,824	$0.7 million	3.0% annually	2-5 year options

UC Davis Medical Building, Elk Grove, CA

On July 15, 2014, the Company, through a wholly owned subsidiary of its OP, closed its acquisition of a fee simple interest in UC Davis for a contract purchase price of $10.0 million, exclusive of closing costs. The sellers of UC Davis have no material relationship with the Company and the acquisition was not an affiliated transaction. The Company funded the acquisition of UC Davis with proceeds from its ongoing initial public offering of common stock.

UC Davis contains 25,861 rentable square feet and is 100.0% leased to The Regents of the University of California. The lease is a modified gross lease whereby the base rent covers substantially all operating expenses, including costs to maintain and repair the structure of the building. The tenant is billed and directly pays utility charges. The lease has an original 19-year term which commenced in October 2004 and expires in April 2023 and contains annual rental escalations equal to 2.5%. The lease also contains one five-year, one three-year and one two-year renewal options. The annualized cash rental income for the initial term is $0.7 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

Date: July 18, 2014	By:	/s/ Thomas P. D’Arcy
Thomas P. D’Arcy
Chief Executive Officer